SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): April 8, 2015
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RESEARCH FRONTIERS INCORPORATED
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	1-9399	11-2103466
(STATE OR OTHER JURISDICTION	(COMMISSION FILE NUMBER)	(IRS EMPLOYER
OF INCORPORATION)		IDENTIFICATION NO.)

240 CROSSWAYS PARK DRIVE
WOODBURY, NEW YORK 11797-2033
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES AND ZIP CODE)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (516) 364-1902

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

Brignais, France; Emmen, Switzerland; and Woodbury, NY, U.S.A. – April 8, 2015. Vision Systems, a licensee of Research Frontiers (Nasdaq: REFR) and leading supplier of SPD-Smart Electronically Dimmable Windows (EDWs) for the OEM aircraft market, has now expanded into the aftermarket. Working in Switzerland with RUAG Aviation, a leading supplier, support provider and integrator of aircraft systems and components for civil and military customers, Vision Systems’ Noctis brand of SPD-Smart EDWs are flying today as an aftermarket product on a Dassault Falcon 900.

Vision Systems’ EDWs deliver unprecedented benefits to passengers on board this Falcon 900. At the touch of a button, passengers can instantly and precisely control the amount of daylight and glare coming through windows. They continue to enjoy views by tinting their Noctis SPD-Smart EDW to a comfortable level, rather than blocking their view with a shade. The EDWs deliver many other practical benefits such as a cooler cabin due to remarkable thermal insulation properties, and a quieter cabin due to acoustic insulation properties. The functionality is combined with improved cabin aesthetics to enhance the functionality, interior aesthetics and comfort of the passenger cabin.

RUAG Aviation was contracted for an extensive upgrade to a Dassault Falcon 900, which included a complete renovation of the cabin. In RUAG’s press release on this Royal Malaysian Air Force (RMAF) Falcon 900 aircraft project, RUAG stated: “…In addition the upgrade also included fitment of innovative electronic dimming window shades from Vision Systems.” RUAG further noted that this was Vision Systems’ first aftermarket project for dimmable windows: “This was the first such installation on any aircraft worldwide and shows the commitment of the RMAF in adopting the latest technology.”

A Vision Systems/RUAG “Success Story” on this project and the background story on the selection of Noctis SPD-Smart EDWs is enlightening:

“The Falcon 900 owner asked RUAG to refurbish their aircraft with motorized pleated shades. In response to that request, RUAG’s proposal included Electronically Dimmable Windows in addition to motorized shades. RUAG proposed Vision Systems’ dimmable solution during onsite negotiations as an enhancement to the appearance of the cabin and an innovative solution to match the VVIP standards.”

For more details about the success story and about the solution Vision Systems’ Noctis SPD-Smart EDWs provided to the customer, read: “RUAG Aviation improves the passenger experience in Dassault Falcon 900 with Vision Systems’ Electronically Dimmable Windows.”

Michael LaPointe, Research Frontiers Vice President – Aerospace Products, noted: “Vision Systems and RUAG have provided their customer with an elegant solution, and Vision Systems has built on their success and growth of SPD-Smart EDWs in the OEM market and expanded now with this major aftermarket milestone. They are currently working with many OEMs in both general aviation and commercial aviation. Two OEM new production contracts have already been publicly announced – Vision Systems SPD-Smart EDW passenger windows as standard equipment on all upcoming HondaJets, and their SPD-Smart skylights as standard equipment on all upcoming Falcon 5X aircraft. I look forward to Vision System highlighting their additional successes on OEM new production aircraft and also in the aftermarket. Coupled with OEM adoption, this aftermarket success is further evidence of the trend towards widespread use of SPD-Smart EDWs throughout aviation.”

The comfort and benefits a Vision Systems’ SPD-Smart EDW cabin system delivers extends to all passengers – it is not just for those with window seats. Cabin-wide control of the amount of light and glare entering the aircraft improves the flying experience for everyone, regardless of where they are seated. This provides many passenger experience benefits including greater daylighting, enhanced views, and a more open feeling resulting in greater perceived space. The management and “harvesting” of healthy daylighting instantly transforms the interior at the touch of a button, and synergistically complements other cabin systems, such as interior mood lighting systems and in-flight entertainment systems, for an unequalled passenger experience.

Details are noted in the press release attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference. This press release is also available on the Company's website at www.SmartGlass.com and at various other places on the internet.

This report and the press releases referred to herein may include statements that may constitute "forward-looking" statements as referenced in the Private Securities Litigation Reform Act of 1995. Those statements usually contain words such as "believe", "estimate", "project", "intend", "expect", or similar expressions. Any forward-looking statements are made by the Company in good faith, pursuant to the safe-harbor provisions of the Act. These forward-looking statements reflect management's current views and projections regarding economic conditions, industry environments and Company performance. Factors, which could significantly change results, include but are not limited to: sales performance, expense levels, competitive activity, interest rates, changes in the Company's financial condition and several business factors. Additional information regarding these and other factors may be included in the Company's quarterly 10-Q and 10K filings and other public documents, copies of which are available from the Company on request. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this report.

The information in this Form 8-K or the press release reproduced herein shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

99.1       Research Frontiers Press Release dated April 8, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESEARCH FRONTIERS INCORPORATED

/s/ Seth L. Van Voorhees
By:	Seth L. Van Voorhees
Title:	CFO and VP, Business Development

Dated: April 9, 2015